UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 31, 2008

Belvedere SoCal

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

333-141453	20-8356735
(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, Suite 825, San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 434-1236

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported by Belvedere SoCal (the “Company”) in its 8-K filed February 6, 2008, on January 31, 2008, the Company acquired Spectrum Bank in a merger transaction.  The disclosure contained in Item 2.01 of such 8-K is incorporated herein by reference.  The financial statements of Spectrum Bank and the required pro forma financial information were not included in the original 8-K, but are contained herein under Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(a) Audited financial statements for Spectrum Bank as of and for the years ended December 31, 2007 and 2006, are included in this report commencing at page F-1 below.

(b) Pro forma financial information is included in this report commencing at page F-24, below.

(c) Not applicable.

(d) Exhibits.

23.1	Consent of Vavrinek, Trine, Day & Co., LLP

23.2	Consent of Perry-Smith LLP

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 11, 2008
Belvedere SoCal

By:	/s/ William Baribault
William Baribault
Chief Executive Officer (Principal Executive Officer)

2

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders of
Spectrum Bank

We have audited the accompanying statement of financial condition of Spectrum Bank (the "Bank") as of December 31, 2007 and the related statements of income, changes in shareholders' equity and cash flows for the year then ended.  These financial statements are the responsibility of the Bank's management.  Our responsibility is to express an opinion on these financial statements based on our audit.  The financial statements of the Bank as of December 31, 2006 and the year then ended were audited by other auditors whose report, dated January 27, 2007, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spectrum Bank as of December 31, 2007 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Perry-Smith LLP

Sacramento, California
April 11, 2008

SPECTRUM BANK

STATEMENT OF FINANCIAL CONDITION

December 31, 2007 and 2006

	2007	2006
ASSETS

Cash and due from banks	$4,063,626	$5,877,694
Federal funds sold	17,470,000	12,189,634

Cash and cash equivalents	21,533,626	18,067,328

Interest-bearing deposits in other banks	2,808,000	3,708,000
Investment securities held to maturity	44,662,816	66,387,428
Loans held for sale		1,306,913

Loans:
Commercial	19,503,952	14,972,961
Real estate – construction	1,377,281	1,003,916
Real estate – other	58,431,788	53,992,939
Installment	1,094,533	1,888,289

Total loans	80,407,554	71,858,105

Net deferred loan fees	(75,269)	(96,246)
Allowance for loan losses	(1,436,382)	(797,688)

Net loans	78,895,903	70,964,171

Premises and equipment	2,826,263	2,850,352
Cash surrender value of life insurance	3,121,891	3,005,985
Accrued interest and other assets	2,903,650	1,944,531

Total assets	$156,752,149	$168,234,708

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
Noninterest-bearing demand	$41,650,291	$50,206,619
Money market and NOW	25,756,948	26,051,700
Savings	9,077,554	9,993,533
Time deposits under $100,000	29,908,695	31,268,024
Time deposits $100,000 and over	37,034,832	37,822,914

Total deposits	143,428,320	155,342,790

Accrued interest and other liabilities	1,078,153	1,141,589

Total liabilities	144,506,473	156,484,379

Commitments and contingencies (Note 13)	-	-

Shareholders' equity:
Common stock - no par value; 5,000,000 shares authorized;
767,745 shares issued and outstanding	8,200,172	8,200,172
Retained earnings since December 31, 1999, after Quasi
Reorganization which eliminated an accumulated deficit	4,045,504	3,550,157

Total shareholders' equity	12,245,676	11,750,329

Total liabilities and shareholders' equity	$156,752,149	$168,234,708

The accompanying notes are an integral part of these financial statements.

SPECTRUM BANK

STATEMENT OF INCOME

For the Years Ended December 31, 2007 and 2006

	2007	2006

Interest income:
Interest and fees on loans	$6,408,926	$6,237,007
Interest on investment securities	2,414,647	2,134,530
Interest on Federal funds sold	489,176	897,386
Interest on interest-bearing deposits in other banks	182,144	224,618
Other interest income		10,714

Total interest income	9,494,893	9,504,255

Interest expense:
Interest on money market and NOW deposits	543,475	819,323
Interest on savings accounts	81,097	89,598
Interest on time deposits	3,316,022	2,552,390

Total interest expense	3,940,594	3,461,311

Net interest income before provision for loan
losses	5,554,299	6,042,944

Provision for loan losses	870,135	60,000

Net interest income after provision for loan losses	4,684,164	5,982,944

Non-interest income:
Service charges, fees and other income	1,147,499	1,311,707
Gains and servicing income on loans sold	429,238	541,318
Earnings on cash surrender value of life insurance	115,906	107,926

Total non-interest income	1,692,643	1,960,951

Other expenses:
Salaries and employee benefits	3,010,635	2,811,516
Occupancy and equipment expenses	880,995	777,385
Other	1,909,940	1,901,256

Total other expenses	5,801,570	5,490,157

Income before income taxes	575,237	2,453,738

Provision for income taxes	79,890	943,604

Net income	$495,347	$1,510,134

The accompanying notes are an integral
part of these financial statements.

SPECTRUM BANK

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

For the Years Ended December 31, 2007 and 2006

				Total
	Common Stock		Retained	Stockholders'
	Shares	Amount	Earnings	Equity

Balance, January 1, 2006	684,793	$7,352,802	$2,539,057	$9,891,859

Exercise of stock options	82,952	847,370		847,370

Net income			1,510,134	1,510,134

Cash dividends			(499,034)	(499,034)

Balance, December 31, 2006	767,745	8,200,172	3,550,157	11,750,329

Net income			495,347	495,347

Balance, December 31, 2007	767,745	$8,200,172	$4,045,504	$12,245,676

The accompanying notes are an integral
part of these financial statements.

SPECTRUM BANK

STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2007 and 2006

	2007	2006

Cash flows from operating activities:
Net income	$495,347	$1,510,134
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	301,602	274,427
Provision for loan losses	870,135	60,000
Deferred income taxes	(341,000)	(35,000)
Decease (increase) in loans held for sale	1,306,913	(1,306,913)
Decrease in deferred loan origination fees	(20,977)	(70,557)
Gain on sale of premises and equipment	(42,670)
Gain on sale of loans	(345,036)	(463,538)
Earnings on cash surrender value of life insurance	(115,906)	(107,926)
Other items, net	(681,555)	(334,905)

Net cash provided by (used in) operating activities	1,426,853	(474,278)

Cash flows from investing activities:
Decrease in interest-bearing deposits	900,000	1,674,000
Purchases of investment securities held to maturity		(21,402,065)
Proceeds from maturities of investment securities held to
maturity	21,724,612	8,599,851
Net change in loans	(8,435,854)	(43,786)
Net decrease in Federal Reserve Bank stock		221,400
Purchases of premises and equipment	(234,843)	(696,046)

Net cash provided by (used in) investing activities	13,953,915	(11,646,646)

Cash flows from financing activities:
Net decrease in demand deposits and savings accounts	(9,767,059)	(3,768,351)
Net (decrease) increase in time deposits	(2,147,411)	11,421,302
Cash dividends paid		(499,034)
Proceeds from the exercise of stock options		847,370

Net cash (used in) provided by financing activities	(11,914,470)	8,001,287

Increase (decrease) in cash and cash equivalents	3,466,298	(4,119,637)

Cash and cash equivalents at beginning of year	18,067,328	22,186,965

Cash and cash equivalents at end of year	$21,533,626	$18,067,328

Supplemental disclosure of cash flow information:

Cash paid during the year for:
Interest	$3,954,142	$3,389,830
Income taxes	$590,000	$1,160,950

The accompanying notes are an integral
part of these financial statements.

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Bank has been organized as a single reporting segment and operates one branch in Los Angeles County and two branches in Orange County.  The Bank's primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and individuals.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks and federal funds sold.  Generally, federal funds are sold for one-day periods.

Banking regulations require that banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank.  The Bank complied with the reserve requirements as of December 31, 2007.

The Bank maintains amounts due from banks, which exceed federally insured limits.  The Bank has not experienced any losses in such accounts.

Investment Securities

Investment securities are classified as held to maturity when the Bank has the positive intent and ability to hold the securities to maturity.  Securities held to maturity are carried at amortized cost.  The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

Investments not classified as trading securities nor as securities held to maturity are classified as securities available for sale.  Securities available for sale are carried at fair value with unrealized gains and losses reported in other comprehensive income. Realized gains (losses) on securities available for sale are included in other income and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income.  Gains and losses on sales of securities are determined on the specific identification method.

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment Securities (Continued)

Declines in the fair value of individual securities below their cost that are other-than-temporary result in write-downs of the individual securities to their fair value.  The related write-downs are included in earnings as realized losses.  In estimating other-than-temporary impairment losses, management considers the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans.  The accrual of interest on loans is discontinued when principal or interest is past due 90 days based on contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collectibility.  When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income.  Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan's principal balance is deemed collectible. Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

The Bank considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement.  Measurement of impairment is based on the expected future cash flows of an impaired loan which are to be discounted at the loan's effective interest rate, or measured by reference to an observable market value, if one exists, or the fair value of the collateral for a collateral-dependent loan.  The Bank selects the measurement method on a loan-by-loan basis except that collateral-dependent loans for which foreclosure is probable are measured at the fair value of the collateral.  The Bank recognizes interest income on impaired loans based on its existing methods of recognizing interest income on nonaccrual loans.

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans (Continued)

Gains and losses on loan sales are recognized at the time of sale and are calculated based on the difference between the selling price and the fair value of servicing assets or liabilities and the allocated carrying value of the retained portion of the loan, the interest-only strip and the sold portion of the loan, based on the relative fair value of each portion.  As a result of the relative fair value allocation, the carrying value of the retained portion is discounted, with the discount accreted to interest income over the life of the loan.  That portion of the excess servicing fees that represent contractually specified servicing fees (contractual servicing) are reflected as a servicing asset which is amortized over its estimated life using a method approximating the level yield method; in the event future prepayments exceed management's estimates and future expected cash flows are inadequate to cover the unamortized servicing asset, additional amortization would be recognized.  The portion of excess servicing fees in excess of the contractual servicing fees is reflected as interest-only (I/O) strips receivable, which are classified as interest-only strips receivable available for sale and are carried at fair value.  Servicing assets and I/O strips receivable were not significant for disclosure purposes at December 31, 2007 or 2006.

Loans Held for Sale

SBA loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or estimated market value.  Net unrealized losses are recognized through a valuation allowance by charges to income.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the loan is uncollectible.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions in the Bank's service area.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Loans determined to be impaired or adversely classified are individually evaluated by management for specific risk of loss. In addition, reserve factors are assigned to currently performing loans based on management's assessment of the following for each identified loan type: (1) inherent credit risk, (2) historical losses and, (3) where the Bank has not experienced losses, the loss experience of peer banks.  These estimates are particularly susceptible to changes in the economic environment and market conditions.

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

The Bank's Board of Directors reviews the adequacy of the allowance for loan losses quarterly, to include consideration of the relative risks in the portfolio and current economic conditions.  The balances are adjusted based on that review if, in the judgment of the Board of Directors and management, changes are warranted.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives, which range from three to ten years for furniture and fixtures and five to forty years for bank premises.  Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter.  Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Advertising Costs

The Bank expenses the costs of advertising in the period incurred.

Income Taxes

Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Off-Balance-Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit as described in Note 13.  Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Disclosure About Fair Value of Financial Instruments

Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments, specifies the disclosure of the estimated fair value of financial instruments.  The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies.

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Disclosure About Fair Value of Financial Instruments (Continued)

However, considerable judgment is required to develop estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts the Bank could have realized in a current market exchange.  The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since the balance sheet date and, therefore, current estimates of fair value may differ significantly from the amounts presented in the accompanying notes.

Comprehensive Income

For the years ending December 31, 2007 and 2006, the Bank had no accumulated other comprehensive income and net income was the only significant component of comprehensive income.

Stock-Based Compensation

The Bank has adopted SFAS No. 123(R) Share-Based Payment.  This Statement generally requires entities to recognize the cost of employee services received in exchange for awards of stock options, or other equity instruments, based on the grant-date fair value of those awards.  This cost is recognized over the period which an employee is required to provide services in exchange for the award, generally the vesting period.  Awards granted prior to January 1, 2006 that have not been modified, repurchased or cancelled continue to be accounted for using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations.  Accordingly, compensation cost for stock options was measured as the excess, if any, of the quoted market price of the Bank's stock at the date of the grant over the amount an employee must pay to acquire the stock.  All of the Bank's stock option grants included exercise prices equal to the Bank's current market price per share at the grant date; accordingly, no compensation expense was reported using the intrinsic value method of APB Opinion No. 25.

The Bank adopted SFAS No. 123 (R) on January 1, 2006 using the prospective transition method, under which compensation expense is recognized only for new or modified awards.  SFAS No. 123 (R) requires that such awards be accounted for using a fair value based method and requires that stock-based compensation expense be recognized for all stock options that are ultimately expected to vest as the requisite service is performed.  During 2007 and 2006 the Bank did not grant or modify any awards and was not required to recognize any stock-based compensation expense as a result of adopting SFAS No. 123 (R).

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation (Continued)

Management estimates the fair value of each option award as of the date of grant using a Black-Scholes-Merton option pricing formula.  Expected volatility is based on the historical volatility of the Bank's common stock over a preceding period commensurate with the expected term of the option.  The expected term of options is based on the Bank's historical data.  The risk-free rate is based on the yield for U.S. Treasury zero-coupon issues with the same term as the expected option term in effect at the time of grant.  In addition to these assumptions, management makes estimates regarding pre-vesting forfeitures that will impact total compensation expense recognized.

2.	INVESTMENT SECURITIES HELD TO MATURITY

The amortized cost, unrealized gains and losses and estimated fair value of investment securities held to maturity at December 31, 2007 and 2006 consisted of the following:

	2007
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Debt securities:
U.S. Government agencies	$26,399,898	$162,085	$(45,983)	$26,516,000
States and political sub-
divisions	9,210,035	6,776	(277,355)	8,939,456
Government guaranteed
collateralized mortgage
obligations	1,072,698		(22,182)	1,050,516
Government guaranteed
mortgage-backed securities	7,980,185	8,383	(241,716)	7,746,852

	$44,662,816	$177,244	$(587,236)	$44,252,824

	2006
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Debt securities:
U.S. Government agencies	$47,169,581	$28,479	$(580,387)	$46,617,673
States and political sub-
divisions	7,924,880	3,878	(184,603)	7,744,155
Government guaranteed
collateralized mortgage
obligations	1,607,232		(46,879)	1,560,353
Government guaranteed
mortgage-backed securities	9,685,735	1,872	(371,916)	9,315,691

	$66,387,428	$34,229	$(1,183,785)	$65,237,872

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

2.	INVESTMENT SECURITIES HELD TO MATURITY (Continued)

The amortized cost and estimated fair value of investment securities held to maturity at December 31, 2007 by contractual maturity are shown below.  Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations.

	Amortized	Estimated
	Cost	Fair Value

Due in one year or less	$14,826,647	$14,800,757
Due in from one year to five years	15,638,136	15,702,564
Due in from five to ten years	2,270,482	2,250,918
Due after ten years	11,927,551	11,498,585

	$44,662,816	$44,252,824

Investment securities carried at approximately $8,052,000 and $3,994,000 at December 31, 2007 and 2006, respectively, were pledged to secure public deposits and for other purposes as permitted or required by law.

The following tables show the gross unrealized losses and estimated fair values, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2007 and 2006:

	December 31, 2007

	Less than 12 Months		12 Months or More		Total
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

Debt securities:
U.S. Government agencies	$997,600	$(1,826)	$16,484,556	$(44,157)	$17,482,156	$(45,983)
States and political sub-
divisions	1,523,201	(28,727)	6,573,755	(248,628)	8,096,956	(277,355)
Government guaranteed
collateralized mortgage
obligations			1,072,698	(22,182)	1,072,698	(22,182)
Government guaranteed
mortgage-backed
securities			7,293,977	(241,716)	7,293,977	(241,716)

	$2,520,801	$(30,553)	$31,424,986	$(556,683)	$33,945,787	$(587,236)

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

2.	INVESTMENT SECURITIES HELD TO MATURITY (Continued)

	December 31, 2006

	Less than 12 Months		12 Months or More		Total
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

Debt securities:
U.S. Government agencies	$4,502,250	$1,393	$31,709,300	$578,994	$36,211,550	$580,387
States and political sub-
divisions	5,852,326	179,286	824,183	5,317	6,676,509	184,603
Government guaranteed
collateralized mortgage
obligations			1,560,353	46,879	1,560,353	46,879
Government guaranteed
mortgage-backed
securities			8,718,953	371,916	8,718,953	371,916

	$10,354,576	$180,679	$42,812,789	$1,003,106	$53,167,365	$1,183,785

U.S. Government Agencies

As of December 31, 2007, the Bank had ten U.S. Government agency securities that have an unrealized loss position.  The contractual cash flows of these investments are guaranteed by an agency of the U.S. Government.  Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Bank has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired at December 31, 2007.

Obligations of States and Political Subdivisions

The Bank also has seventeen obligations of states and political subdivisions that had an unrealized loss position as of December 31, 2007.  The unrealized losses on these securities were caused by interest rate increases.  Because the Bank has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired as December 31, 2007.

Government Guaranteed Collateralized Mortgage Obligations and Mortgage-Backed Securities

At December 31, 2007, the Bank held eleven Government guaranteed collateralized mortgage obligations and mortgage-backed securities which were in a loss position.  The unrealized losses on these investments were caused by interest rate increases.  The contractual cash flows of these investments are guaranteed by an agency of the U.S. Government.  Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Bank has the intent and ability to hold those investments until a recovery of fair value, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired at December 31, 2007.

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

3.	LOANS

The Bank's loan portfolio consists primarily of loans to borrowers within the counties of Los Angeles and Orange. Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank's market area and, as a result, the Bank's loan and collateral portfolios are, to some degree, concentrated in those industries.

A summary of the changes in the allowance for loan losses as of December 31 follows:

	2007	2006

Balance at beginning of year	$797,688	$781,330
Additions to the allowance charged to expense	870,135	60,000
Loans charged off	(234,428)	(79,953)
Recoveries on loans charged off	2,987	36,311

Total	$1,436,382	$797,688

The following is a summary of the investment in impaired loans, the related allowance for loan losses, income recognized thereon and information pertaining to nonaccrual and past due loans as of December 31:

	2007	2006

Recorded investment in impaired loans	$-	$45,705

Related allowance for loan losses	$-	$4,111

Average recorded investment in impaired loans	$102,098	$41,000

Interest income recognized for cash payments	$25,957	$-

Total nonaccrual loans	$-	$45,705

The Bank also originates loans for sale to governmental agencies and institutional investors.  At December 31, 2007 and 2006, the Bank was servicing approximately $17,146,000 and $17,361,000, respectively, in loans previously sold.

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

4.	PREMISES AND EQUIPMENT

Premises and equipment consisted of the following:

	December 31,

	2007	2006

Land	$2,024,831	$2,024,831
Bank premises	494,480	415,089
Furniture, fixtures and equipment	1,533,359	1,063,164
Leasehold improvements	190,995	166,582

	4,243,665	3,669,666

Less accumulated depreciation and amortization	(1,417,402)	(819,314)

	$2,826,263	$2,850,352

The Bank has entered into leases for two of its branches, which expire in 2008 and 2011, and an administrative office, which expires in 2010.  These leases include provisions for periodic rent increases as well as payment by the lessee of certain operating expenses.

Total rent expense for the periods ended December 31, 2007 and 2006 was approximately $224,000 and $205,000, respectively.

The approximate future minimum annual payments for these leases are as follows:

Year Ending
December 31,

2008	$225,810
2009	58,380
2010	53,940
2011	34,960

$373,090

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

5.	DEPOSITS

Aggregate annual maturities of time deposits are as follows:

Year Ending
December 31,

2008	$42,211,413
2009 - 2010	16,880,945
2011 - 2012	7,851,169

Total	$66,943,527

Certain of the Bank's depositors maintain relatively large deposit balances.  All of these deposits are relationship accounts rather than volatile purchased money accounts.  At December 31, 2006, six depositors each controlled balances representing five percent or more of total deposits.  This concentration of deposits was offset, in part, by the December 31, 2006 balance in cash and cash equivalents and interest-bearing deposits in other banks, which represents readily available liquid assets.  There were no such concentrations in deposits at December 31, 2007.

6.	EMPLOYEE BENEFIT 401(k) PLAN AND DEFERRED COMPENSATION

Effective October 1, 1991, the Bank instituted a defined contribution 401(k) plan for its employees.  To participate in the plan, the employees must contribute a minimum of 2% of their base salary.  The Bank's contribution is 25% of the employee's contribution to the plan. In order to receive the 2% maximum contribution the Bank offers, employees must contribute at least 8% of their salary.  The Bank's expense for 2007 and 2006 was $26,202 and $23,566, respectively.

The Bank has entered into deferred compensation agreements with key officers and board members.  Under these agreements, the Bank is obligated to provide, upon retirement, a lifetime benefit for the executives and directors.  The annual benefits range from $41,000 to $200,000 for key officers and $5,000 for directors, increased 2% annually after payments commence.  The estimated present value of future benefits to be paid is being accrued over the period from the effective date of the agreements until the expected retirement dates of the participants.  The amount accrued in connection with these agreements totaled $720,826 and $570,479 at December 31, 2007 and 2006, respectively.  The expense incurred for these plans during 2007 and 2006 was $150,347 and $130,186, respectively.  The Bank is the beneficiary of life insurance policies that have been purchased as a method of financing the benefits under the agreements.  Such life insurance policies generated $115,906 in nontaxable income for 2007 and $107,926 for 2006.

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)
7.	OTHER EXPENSES

A summary of other expenses for the years ended December 31, is as follows:

	2007	2006

Advertising and promotion	$89,984	$150,271
Data processing	641,177	601,116
Insurance	76,525	84,676
Office expenses	325,031	330,269
Legal fees	99,910	60,416
Professional fees	331,366	292,450
Regulatory assessments	54,000	56,500
Other	291,947	325,558

	$1,909,940	$1,901,256

8.	INCOME TAXES

The provision for Federal and State income taxes is as follows for the years ended December 31, 2007 and 2006:

	Federal	State	Total

2007

Current	$273,716	$147,174	$420,890
Deferred	(243,500)	(97,500)	(341,000)

Provision for income taxes	$30,216	$49,674	$79,890

2006

Current	$718,075	$260,529	$978,604
Deferred	(33,000)	(2,000)	(35,000)

Provision for income taxes	$685,075	$258,529	$943,604

The actual provision for income taxes is less than the "expected" provision for income taxes in 2007 and 2006 due to tax exempt income and state franchise taxes.

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

8.	INCOME TAXES (Continued)

Deferred income taxes reflect temporary differences between the tax basis of assets and liabilities and the reported amounts of assets and liabilities for financial statement reporting purposes.  The Bank's total net deferred tax assets at December 31, 2007 and 2006 consist of the following:

	2007	2006

Deferred tax assets:
Premises and equipment due to depreciation
difference	$72,000	$69,000
Loan fees due to tax limitations	63,000	53,000
Allowance for loan losses	188,000
State taxes	55,000	87,000
Deferred compensation plan	297,000	235,000
Other assets/liabilities	12,000	16,000

Total deferred tax assets	687,000	460,000

Deferred tax liabilities:
Allowance for loan losses		(114,000)

Net deferred tax assets	$687,000	$346,000

9.	BORROWING ARRANGEMENTS

The Bank may borrow up to $5,500,000 overnight on an unsecured basis from a correspondent bank and $6,000,000 secured by investment securities held to maturity from the Federal Reserve Bank. As of December 31, 2007 no amounts were outstanding under these arrangements.

10.	STOCK OPTION PLAN

The Bank's 1995 Stock Option Plan (the "plan") was approved by its shareholders.  Under the terms of the plan, officers and key employees may be granted both nonqualified and incentive stock options and directors and other consultants, who are not also an officer or employee, may only be granted nonqualified stock options.  The plan originally provided for options to purchase 206,345 shares of common stock at a price not less than 100% of the fair market value of the stock on the date of grant.  Stock options expire no later than ten years from the date of the grant and generally vest over five years.  The plan provides for accelerated vesting if there is a change of control, as defined in the plan.  This plan expired during 2005 and no new options may be granted.

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

10.	STOCK OPTION PLAN (Continued)

A summary of the status of the Bank's fixed stock option plan as of December 31, 2007 and changes during the year ending thereon is presented below:

			Weighted
		Weighted	Average
	Number of	Average	Remaining
	Stock Options	Exercise	Contractual
	Outstanding	Price	Term (Years)

Options outstanding at December 31, 2006	60,000	$13.57	8.3

Options vested or expected to vest at
December 31, 2006	60,000	$13.57	8.3

Options exercisable at December 31, 2006	29,000	$13.57	8.3

Options vested at December 31, 2007	60,000	$13.57	7.3

The total intrinsic value of options outstanding totaled $1,926,600 at December 31, 2007.  The total intrinsic value of options exercised during 2006 totaled $1,073,800.  There were no options exercised during 2007.

11.	DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in any of the estimates.

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

11.	DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The following methods and assumptions were used by the Bank to estimate the fair value of its financial instruments at December 31, 2007 and 2006:

Financial assets:  The carrying amounts of cash and short term investments are considered to approximate fair value.  Short term investments include federal funds sold and interest bearing deposits in other banks. The fair values of investment securities are generally based on quoted market prices.  The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.  The fair value of the cash surrender value of life insurance policies is based on the current cash surrender value provided by the insurers.

Financial liabilities:  The carrying amounts of deposit liabilities payable on demand are considered to approximate fair value.  For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities.

Off-balance-sheet financial instruments:  The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements.  The fair value of these financial instruments is not material.

The estimated fair value of financial instruments at December 31, 2007 and 2006 is summarized as follows: (dollar amounts in thousands)

	December 31, 2007		December 31, 2006
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Financial assets:
Cash and due from banks	$4,064	$4,064	$5,878	$5,878
Federal Funds sold	17,470	17,470	12,190	12,190
Interest-bearing deposits	2,808	2,808	3,708	3,708
Investment securities held
to maturity	44,663	44,253	66,387	65,238
Loans	78,896	78,598	70,964	71,678
Cash surrender value of life
insurance	3,122	3,122	3,006	3,006
Accrued interest receivable	782	782	940	940

Financial liabilities:
Deposits	$143,428	$143,683	$155,343	$155,343
Accrued interest payable	160	160	173	173

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

12.	RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank has granted loans to certain directors and their related interests with which they are associated. In the Bank's opinion, all loans and loan commitments to such parties are made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.  The balance of these loans outstanding was approximately $1,943,500 and $926,000 at December 31, 2007 and 2006, respectively.  Unfunded commitments on loans granted to certain directors and their related interests amounted to approximately $16,500 and $476,500 as of December 31, 2007 and 2006, respectively.

Deposits held by the Bank from related parties at December 31, 2007 and 2006 amounted to approximately $1,392,000 and $1,551,000, respectively.

13.	COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Bank enters into financial commitments to meet the financing needs of its customers.  These financial commitments include commitments to extend credit and standby letters of credit.  Those instruments involve to varying degrees, elements of credit and interest rate risk not recognized in the statement of financial position.

The Bank's exposure to credit loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.  The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

As of December 31, 2007 and 2006, the Bank had the following outstanding financial commitments whose contractual amount represents credit risk:

	2007	2006

Commitments to extend credit	$8,568,000	$7,205,000
Standby letters of credit	1,398,000	1,159,000

	$9,966,000	$8,364,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Standby letters of credit are conditional commitments to guarantee the performance of a Bank customer to a third party.  Since many of the commitments and standby letters of credit are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements.  The Bank evaluates each customer's credit worthiness on a case-by-case basis.  The amount of collateral obtained if deemed necessary by the Bank is based on management's credit evaluation of the customer.  The majority of the Bank's commitments to extend credit and standby letters of credit are secured by real estate.

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

13.	COMMITMENTS AND CONTINGENCIES (Continued)

The Bank is involved in various litigation, which has arisen in the ordinary course of its business.  In the opinion of management (based on the opinion of the Bank's legal counsel), the disposition of such pending litigation will not have a material effect on the Bank's financial statements.

14.	REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2007, that the Bank meets all capital adequacy requirements to which it is subject.

	2007		2006

	Amount	Ratio	Amount	Ratio

Leverage Ratio

Spectrum Bank	$12,246	7.6%	$11,750	6.9%

Minimum requirement for "Well-Capitalized"
institution	$8,074	5.0%	$8,430	5.0%
Minimum regulatory requirement	$6,459	4.0%	$6,744	4.0%

Tier 1 Risk-Based Capital Ratio

Spectrum Bank	$12,246	11.9%	$11,750	12.2%

Minimum requirement for "Well-Capitalized"
institution	$6,176	6.0%	$5,773	6.0%
Minimum regulatory requirement	$4,117	4.0%	$3,849	4.0%

Total Risk-Based Capital Ratio

Spectrum Bank	$13,532	13.2%	$12,548	12.0%

Minimum requirement for "Well-Capitalized"
institution	$10,292	10.0%	$9,622	10.0%
Minimum regulatory requirement	$8,234	8.0%	$7,698	8.0%

SPECTRUM BANK

NOTES TO FINANCIAL STATEMENTS
(Continued)

14.	REGULATORY MATTERS (Continued)

The California Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of the Bank's undivided profits or the Bank's net income for its last three fiscal years less the amount of any distribution made by the Bank to shareholders during the same period.

15.	SUBSEQUENT EVENT

At the close of business on January 31, 2008, Belvedere SoCal (the "Company") completed the previously announced acquisition of the Bank.  Concurrent with the acquisition, a wholly-owned subsidiary of the Company was merged with and into Spectrum Bank, with Spectrum Bank as the surviving entity.  The Company made this acquisition to expand its market presence in Southern California.  In exchange for 100% of the outstanding common stock of Spectrum Bank, shareholders received approximately $22,000,000 in cash and $15,000,000 in trust preferred securities.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

As of the close of business on January 31, 2008, Belvedere SoCal, (the” Company”) and Spectrum Bank completed a merger under which the Company acquired Spectrum Bank. The following Unaudited Pro Forma Combined Condensed Balance Sheet as of December  31, 2007 combines the historically consolidated balance sheet of the Company and Spectrum Bank  as if the merger between these entities had been effective on that date, after giving effect to certain adjustments. These adjustments are based on estimates. The Unaudited Pro Forma Combined Condensed Statement of Income for the period ended December 31, 2007 presents the Combined Statements of Income of the Company and Spectrum Bank as if the merger had been effective as of January 1, 2007.

The Unaudited Pro Forma Combined Condensed Financial Information has been prepared from and should be read in conjunction with, the historical consolidated financial statements and notes thereto of the Company and Spectrum Bank. The pro forma combined figures shown in the Unaudited Pro Forma Combined Condensed financial information are simply arithmetical combinations of the Company’s and Spectrum Bank’s financial results.

The unaudited pro forma condensed combined financial statements are presented for information purposes only and you should not assume that the Company or Spectrum Bank would have achieved the pro forma combined results if they had actually been combined during the periods presented.

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses.  The unaudited pro forma condensed combined financial statements, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings or opportunities to earn additional revenue, nor do the reflect business integration costs which the Company expects to incur and, accordingly, do not attempt to predict or suggest future results.

Belvedere SoCal
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
DECEMBER 31, 2007

	Belvedere SoCal	Spectrum Bank	Pro Forma Acquisition Adjustments		Pro Forma Combined
	(In thousands except share amounts)

Cash and cash equivalents	$13,532	$21,534	$20,073	A	$30,425
			(1,927)	B
			(2,417)	C
			(252)	D
			(2,530)	E
			(20,073)	F
			(1,015)	H
Interest-bearing deposits in other financial			3,500	J
institutions	100	2,808			2,908
Available-for-sale investment securities	8,786		44,715	G	53,501
Held-to-maturity investment securities		44,663	52	F	-
			(44,715)	G
Loans, net of unearned income	214,334	80,332			294,666
Allowance for loan losses	(4,077)	(1,436)			(5,513)
Net loans	210,257	78,896			289,153

Goodwill	29,460		27,751	F	57,211

Core deposit intangible	2,368		722	F	3,090
Premises and equipment, net	462	2,826	1,981	F	5,269
Federal Home Loan Bank stock	916				916
Cash surrender value of life insurance		3,122	(3,122)	I	-
Other assets	4,199	2,903	5,707	F, I	12,368
			(441)	F

Total assets	$270,080	$156,752	$28,009		$454,841

Deposits	$194,050	$143,428	$1,682	F	$339,160
Short term borrowings
Federal Home Loan Bank advances	18,000				18,000

Subordinated debentures			15,000	A	15,000
Other liabilities	3,044	1,078			4,122

Total liabilities	215,094	144,506	16,682		376,282

Shareholders’ equity:
Common stock	35,749	8,200	(8,200)	F	59,322
			20,073	A
			3,500	J
Preferred Stock	19,767				19,767

(Accumulated deficit) retained earnings	(540)	4,046	(4,046)	F	(540)

Accumulated other comprehensive income	10				10

Total shareholders’ equity	54,986	12,246	11,327		78,559

Excess of assets acquired over liabilities assumed

Total liabilities and shareholders’ equity	$270,080	$156,752	$28,009		$454,841

A)
Contribution by Belvedere Capital Fund II (the "Fund") of $20,073,000 in equity capital and issuance of $15,000,000 in subordinated debentures in connection with the issuance of trust preferred securities to selected shareholders of Spectrum Bank in lieu of cash payment.

B)
Cancellation of all outstanding Spectrum Bank stock options per the terms of the merger agreement.  Payment to each option holder equal to the difference between the per share consideration of $45.68 and the $13.57 share exercise price of the cancelled options multiplied by the number of options cancelled, and recorded net of the related tax impact.

C)	Severance payments to Spectrum Bank executives under change of control agreements.

D)	Cancellation of Spectrum Bank data processing contracts.

E)	Cash settlement of Spectrum Bank director and executive deferred compensation programs.

F)
Record the transaction using the purchase method of accounting.  Under this method, the fair values of the assets acquired and the liabilities assumed are determined at the acquisition consummation date.  The pro forma fair value adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analysis of the fair value of both tangible and intangible assets acquired and liabilities assumed is completed.  Accordingly, the final fair value adjustments may be materially different from those presented in this document.

For the acquisition of Spectrum Bank:

The significant differences between the fair value and carrying value of Spectrum Bank assets acquired and liabilities assumed as of December 31, 2007 include the following:
(i) the fair value of premises and equipment exceeded its carrying value by $1,981,000 which is attributed to an increase in land value
(ii) the recognition of a core deposit intangible asset of $722,000
(iii) the fair value of certificates of deposit exceeded the carrying value by $1,682,000
(iv) the fair value of investment securities exceeded the carrying value by $52,000
(v) tax penalties reduced the fair value of the surrendered life insurance policies by $348,000

The pro forma adjustments eliminate the equity of Spectrum Bank at the transaction date and record goodwill along with the adjustments listed above, net of deferred taxes.

The total value of the transaction is approximately $37 million.  This represents payment of consideration of $45.68 per share to existing Spectrum Bank shareholders of approximately $20,073,000 in cash and $15,000,000 in trust preferred securities and the cash settlement of all outstanding Spectrum Bank stock options.

Preliminary determination of the purchase price and the allocation of the purchase price to assets acquired, liabilities assumed, goodwill, and intangible assets is disclosed below:

Assets acquired:
Cash and cash equivalents	$19,607
Interest-bearing deposits in other banks	2,808
Investment securities held to maturity	44,715
Loans, net	78,896
Premises and equipment	4,807
Goodwill	27,751
Core deposit intangible	722
Other assets	6,029

Total assets acquired	$185,335

Liabilities assumed:
Deposits	$145,110
Other liabilities	1,078

Total liabilities assumed	$146,188

Transaction costs paid by Belvedere SoCal	1,015
Severance costs paid to Spectrum Bank executive
team, net of tax	1,422
Settlement of deferred compensation programs,
net of tax	1,489
Cancellation of data processing contract	148
Issuance of subordinated debentures to selected	15,000
Spectrum Bank shareholders
Cash paid to Spectrum Bank shareholders	20,073

Total consideration paid	$39,147

G)	Reclassification of investments from "held to maturity" classification to "available for sale" based on Belvedere SoCal's investment strategy in connection with purchase accounting transaction.

H)	Transaction costs paid by Belvedere SoCal, including $275,000 in capitalized acquisition costs and a $740,000 fee paid to the Fund.

I)	Life insurance policies were terminated; the cash surrender value is a receivable included in the balance of other assets.

J)	Additional capital contribution by the Fund.

Belvedere SoCal
UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
FOR THE PERIOD ENDED DECEMBER 31, 2007
(DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Belvedere SoCal	Spectrum Bank	Pro Forma Adjustments		Pro Forma Combined

Interest Income
Interest and fees on loans	$1,769	$6,409	$		$8,178
Interest on investment securities	46	2,415			2,461
Other interest income	40	671			711

Total interest income	1,855	9,495	-		11,350

Interest Expense
Deposits	455	3,941	(901)	B	3,495
Other borrowings	193	-	1,500	A	1,693

Total interest expense	648	3,941	599		5,188

Net interest income before provision
for loan losses	1,207	5,554	(599)		6,162
					-
Provision for Loan Losses	351	870	-		1,221
					-
Net interest income after provision
for loan losses	856	4,684	(599)		4,941

Non-interest Income
Service charges and fees	44	1,148	-		1,192
Gain on sale of loans	-	429	-		429
Other income	3	116	(116)	C	3

Total non-interest income	47	1,693	(116)		1,624

Non-interest Expense
Salaries and employee benefits	566	3,011	(150)	E	3,427
Occupancy and equipment	78	881			959
Other expense	895	1,910	95	D	2,900

Total non-interest expense	1,539	5,802	(55)		7,286

(Loss) Income before income taxes	(636)	575	(660)		(721)

Provision for Income Tax (Benefit) Expense	(262)	80	(223)	F	(405)

Net (Loss) Income	$(374)	$495	$(437)		$(316)

Net (Loss) Income per Share - Basic	$(2.45)	$0.64	-		(0.21)

Net (Loss) Income per Share - Diluted	n/a	n/a	n/a		n/a

Weighted Average Shares:
Basic	220,520	767,545			1,533,952

Diluted	n/a	n/a	n/a		n/a

A)	Represents interest expense at 10% in connection with the subordinated debentures issued by Belvedere SoCal.

B)	Represents amortization of premium on certificates of deposit of $901,000 which is being amortized over the remaining term of the certificates of deposit.

C)	Reversal of earnings related to cash surrender value of life insurance.

D)	Represents amortization expense of $95,000 related to the Spectrum core deposit intangible which is being amortized over its estimated life of seven years.

E)	Reversal of deferred compensation plan expenses.

F)	Tax provision adjustment estimated at 41% for pro forma purposes for adjustments above excluding the reversal of income related to the cash surrender value of life insurance, which is nontaxable.

Exhibit Index:

23.1	Consent of Vavrinek, Trine, Day & Co., LLP

23.2	Consent of Perry-Smith LLP